Exhibit 1.1


                     CLAYMORE SECURITIES DEFINED PORTFOLIOS
                                   SERIES 116

                            REFERENCE TRUST AGREEMENT


        This Reference Trust Agreement dated as of December 18, 2001, between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to December 18, 2001" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

        In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    PART I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

        Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                    PART II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

        The following special terms and conditions are hereby agreed to:

            (1) The equity securities listed in the Schedule hereto have been deposited in the Trust under this Reference Trust Agreement as indicated on the attached Schedule A.


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            (2)   For the  purposes  of the  definition  of the term  "Unit"  in
        Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in Amendment No. 2 to the Trust's Registration Statement (Registration No. 333-72828) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to
        Section 5.02.

            (3) The term "Deferred Sales Charge" shall mean the "deferred sales charge" as described in the Prospectus.

            (4)   The terms "Income  Account  Record Date" and "Capital  Account
        Record   Date"  shall  mean  the  dates  set  forth   under   "Essential
        Information--Record Dates" in the Prospectus.

            (5) The terms "Income Account Distribution Date" and "Capital Account Distribution Date" shall mean the dates set forth under "Essential Information--Distribution Dates" in the Prospectus.

            (6) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

            (7) Section 2.03 is hereby amended by adding the following sentence as the third sentence of Section 2.03:

                      "Effective as of the Evaluation Time on December 18, 2001, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on December 17, 2001, the Trustee shall issue such number of additional Units to the Unitholder of outstanding Units as of the close of business on December 17, 2001, that the price per Unit computed as of the Evaluation Time on December 18, 2001, plus the maximum applicable sales charge shall equal approximately $10 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on December 17, 2001, there will be a reverse split of the outstanding Units, and said Unitholder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on December 18, 2001, plus the maximum applicable sales charge shall equal approximately $10 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."


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            (8)   The number of Units of the Trust  referred to in Section  2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

            (9) For the purposes of Section 6.01(g)(i), the liquidation amount shall be 20% of the total value of all Securities deposited in the Trust during the Trust's initial offering period at the time of each such deposit.

        This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.



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        IN WITNESS WHEREOF,  the parties hereto have caused this Reference Trust
Agreement to be duly executed.



                                               CLAYMORE SECURITIES, INC.,
                                                  Depositor



                                               By:   /S/ ROBIN K. PINKERTON
                                                  ------------------------------
                                               Title: Chief Financial Officer




                                               THE BANK OF NEW YORK,
                                                  Trustee



                                               By:   /S/ THOMAS PORRAZZO
                                                  ------------------------------
                                               Title: Vice President


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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
               CLAYMORE SECURITIES DEFINED PORTFOLIOS, SERIES 116


         (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)